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SECOND PROMISSORY NOTE
MODIFICATION AGREEMENT

THIS AGREEMENT made and entered into as of the 1st day of January, 1990 by and between FPI Royal View, Ltd., L.P., a Kansas limited partnership, hereinafter referred to as the "Borrower" and Fogelman Mortgage L.P. I, a Tennessee limited partnership, hereinafter referred to as the "Issuer". Capitalized terms used but not defined herein shall have the respective meanings set forth in the Amended Note (as hereinafter defined).

W I T N E S S E T H

WHEREAS, the Borrower has heretofore executed and delivered to The Merchants Bank, a Missouri banking corporation (the "Bank"), a Promissory Note
(the "Original Note"), dated March 2, 1987, in the original principal sum of $20,000,000, payable to the order of the Bank;

WHEREAS, the Borrower and the Bank entered into a Promissory Note Modification Agreement, dated April 23, 1987 (the "Modification Agreement"), which modified and restated the terms of the Original Note (a copy of which Modification Agreement is

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attached hereto as Exhibit A) (the Original Note as modified and restated by the Modification Agreement shall be referred to hereinafter as the "Amended Note");

WHEREAS, the Bank and the Issuer entered into an Assignment, dated April 23, 1987, pursuant to which, among other things, the Amended Note was assigned by the Bank to the Issuer;

WHEREAS, in connection with the Consensual Reorganization of the Business and Affairs of Avron B. Fogelman and Related Entities as of July 31, 1990 it is required that certain modifications be made to the Amended Note after an independent advisor has rendered an opinion that such proposed modifications are fair and reasonable;

WHEREAS, Prudential-Bache Properties, Inc., a general partner of the Issuer, contracted with Marshall & Stevens, Incorporated ("Marshall") to analyze the proposed modifications; and

WHEREAS, Marshall has rendered an opinion that the proposed modifications ". . . are fair from a financial point of view and would be considered reasonable and commercially acceptable to a prudent general partner."

NOW, THEREFORE, in consideration of the debts and trusts aforesaid and of the sum of $1.00 and other good and valuable consideration, each to the other in hand paid, receipt whereof is hereby acknowledged, it is hereby mutually covenanted and agreed as follows:

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1. The Preamble to the Amended Note shall be amended to delete from line 4 thereof the phrase "THE MERCHANTS BANK" and replace such phrase with the following:

"FOGELMAN MORTGAGE L.P. I, a Tennessee limited partnership (as successor in interest to The Merchants Bank)."

2. Section 1.4 of the Amended Note shall be amended in its entirety to read as follows:

"Section 1.4 Basic Interest. (a) Basic Interest means an amount (the
"Base Amount") computed on the principal balance hereof equal to, and shall be payable at the rate of (i) ten and one-half percent (10.5%) per annum from April 23, 1987 to and including the Completion Date; and (ii) nine and one-half percent (9.5%) per annum (the "Base Rate") thereafter until payment in full of the principal hereof; provided, however, that if the Base Amount for any given month exceeds Property Cash Flow for that month and there are no funds in the Cash Collateral Account (as hereinafter defined), then Basic Interest for such month shall be equal to the amount of Property Cash Flow for such month. The difference between the Base Amount and Property Cash Flow shall be accounted for in a separate account (the "Accrued Interest Account") which shall bear interest at the Base Rate. The Borrower shall be obligated to pay to the Issuer the amounts accounted for in the Accrued Interest Account on the terms described in subparagraph (b) of this Section 1.4.

(b) For any month that Property Cash Flow exceeds the Base Amount, such excess shall be applied toward the obligation,

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if any, accounted for in the Accrued Interest Account until such obligation has been paid in full; thereafter, any such excess shall be paid to the Issuer, and the Issuer shall deposit such excess in a separate account (the "Cash Collateral Account") to be held by the Issuer as additional security for Borrower's obligations hereunder and applied by the Issuer as hereinafter provided. To the extent that the Base Amount exceeds Property Cash Flow for any month in which funds are being held by the Issuer in the Cash Collateral Account, an amount equal to the lesser of (i) the amount by which the Base Amount exceeds Property Cash Flow for that month or (ii) the balance of the Cash Collateral Account, shall be payable to the Issuer. All payments required to be paid currently or accrued under subparagraphs (a) and (b) of this
Section 1.4 shall be included within the meaning of the term "Basic
Interest."

(c) If Property Cash Flow exceeds the Base Amount for six (6) consecutive months after the obligation accounted for in the Accrued Interest Account has been paid in full, then the funds in the Cash Collateral Account shall be deemed to be Contingent Interest (as hereinafter defined) and shall be paid and distributed as provided in Section 1.5 hereof.

(d) If not sooner paid, the balance, if any, of the Borrower's obligation accounted for in the Accrued Interest Account shall be due and payable upon the earliest of (i) the sale or disposition of the Facility (as such term is defined in the Loan Agreement dated as of April 23, 1987 between the Issuer

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and the Borrower); (ii) the refinancing of the indebtedness evidenced hereby;
or (iii) the maturity of this Note, whether by acceleration or otherwise."

3. The following phrase shall be inserted after the word "and" in line two of
Section 1.5 of the Amended Note:
          ", subject to Section 1.4,"

4. Section 1.9 of the Amended Note shall be amended in its entirety to read as follows:

"1.9 Default Rate. From and after the occurrence of an Event of Default, the Base Rate shall be equal to the greater of (i) the Prime Rate plus two and one-half percent (2.5%) per annum and (ii) sixteen percent (16%) per annum from and after the date such Event of Default occurred and until such Event of Default has been cured."

5. There shall be added to the Amended Note a Section 1.10, which shall read as follows:

"Section 1.10 Escrow Account. (a) The Borrower shall establish an interest-bearing account (the "Escrow Account") with an escrow agent acceptable to the Issuer and shall deposit into the Escrow Account the sum of $76,036. Commencing on June 1, 1990, and on the first day of each month thereafter during the term of this Note, the Borrower shall make deposits ("Escrow Deposits") into the Escrow Account in an amount equal to one-twelfth (1/12) of the estimated annual real estate tax liability of the Borrower for the current twelve-month period in which such taxes are due.

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(b) Commencing in 1991, and each year thereafter during the term of this Note, on the first day of the month following the month in which the Borrower pays its real estate taxes for the preceding twelve-month period (or, if paid in more than one installment, the month of the final installment thereof) [the "Final Installment''], the Escrow Deposits shall be adjusted to equal one-twelfth (1/12) of the Borrower's estimated real estate tax liability for the succeeding twelve-month period, after first deducting from such estimated liability the amount of any balance remaining in the Escrow Account after payment of the Final Installment.

(c) Thirty (30) days before the date when any installment of real estate taxes would become delinquent, the Borrower shall present to the Escrow Agent a copy of the bill for such installment of real estate taxes, and the Escrow Agent shall immediately release funds from the Escrow Account to the Borrower in the amount of such installment (to the extent there exist such funds in the Escrow Account) and the Borrower shall pay and discharge such real estate tax liabilities prior to their becoming delinquent and prior to the assessment of any penalties thereon.

(d) In the event that the funds in the Escrow Account are insufficient to pay any installment of real estate taxes, then the Borrower shall pay the amount of such deficiency. If after payment of any Final Installment there is a balance

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remaining in the Escrow Account, such balance shall be applied as described in subparagraph (b) of this Section 1.10."

6. This Agreement does not create any new or further indebtedness or additional liability of any party not originally liable under the terms of the Amended Note nor does it release or increase the liability of any guarantor thereof. Nothing contained herein shall adversely affect or invalidate the security now held by the Issuer, nor impair nor release any covenant, condition or agreement in the Amended Note, which, except as modified by this Agreement, shall continue in full force and effect in accordance with its terms.

7. Issuer agrees, upon the execution of this Agreement, to make a notation on the Amended Note as follows: "This Note is modified by that certain Second Promissory Note Modification Agreement dated as of January 1, 1990".

8. The agreements herein shall bind, and the benefits hereof shall inure to, the respective successors and assigns of the parties hereto.

9. By his execution hereof in his capacity as general partner of the Borrower, Avron B. Fogelman acknowledges that this Agreement satisfies all notice requirements contained in the first sentence of Paragraph 6 of that certain Guaranty, dated as of April 23, 1987, by Avron B. Fogelman in favor of the Issuer in respect of the indebtedness evidenced by the Amended Note.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written by the duly authorized general partners of the Borrower and the Issuer.
                       FPI ROYAL VIEW, LTD., L.P.,
                       a Kansas limited partnership

                       By: /s/ Avron B. Fogelman
                           -------------------------
                           Avron B. Fogelman
                           General Partner

                       FOGELMAN MORTGAGE, L.P. I,
                       a Tennessee limited partnership

                       By: PRUDENTIAL-BACHE PROPERTIES, INC.,
                           a Delaware corporation
                           General Partner

                           By: /s/ Chester A. Piskorowski
                               -----------------------------
                               Chester A. Piskorowski
                               Vice President

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